                                                                    EXHIBIT 12.1

                       TFM, S.A. de C.V., AND SUBSIDIARY

     STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                  (IN THOUSANDS OF DOLLARS EXCEPT RATIO DATA)

                                                           PERIOD FROM
                                                          JUNE 24, 1997
                                                          (COMMENCEMENT
                                                          OF OPERATIONS)
                                                             THROUGH                                              SIX MONTHS ENDED
                                                           DECEMBER 31,          YEAR ENDED DECEMBER 31,               JUNE 30,
                                                          --------------  ------------------------------------   -----------------
                                                               1997         1998      1999     2000      2001      2001     2002
                                                          --------------  -------   -------  -------   -------   -------  --------
       Net (loss) income before benefit for
        deferred taxes.......................  Under IAS      (39,366)    (62,957)   19,012   33,030   107,617     84,943    22,740
Less:  Equity method in associate company....                      --          --       304      (19)      915         33        (4)
Add:   Dividends receivable to
       associate company.....................                      --          --        --       --        --         --        --
Less:  Minority interest to result before
        tax of companies non--pay interest
        ("only if it gain" ).................                      --          --        --       --        --         --        --

       Net (loss) Income Adjusted before tax
        under Continuing Operation...........  Under IAS      (39,366)    (62,957)   18,708   33,049   106,702     84,910    22,744
Add:   Fixed charges.........................                  39,991     107,993   114,298  122,328   103,016     51,954    51,165
Less:  Capital expenses......................                      --          --        --       --        --         --        --
Less:  Dividends of preferents shares........                      --          --        --       --        --         --        --

       Net (loss) Income Adjusted from
        Continuing Operation.................  Under IAS          625      45,036   133,006  155,377   209,718   1 36,864    73,909
       Ratio of earning to fixed charges.....  Under IAS          0.0         0.4       1.2      1.3       2.0        2.6       1.4
       Deficit in payment interest...........  Under IAS       39,366      62,957         0        0         0          0         0

                                                                    EXHIBIT 12.1
                                                                     (CONTINUED)

                       TFM, S.A. de C.V., AND SUBSIDIARY

     STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                  (IN THOUSANDS OF DOLLARS EXCEPT RATIO DATA)

                                   U.S. GAAP

                                                           PERIOD FROM
                                                          JUNE 24, 1997
                                                          (COMMENCEMENT
                                                          OF OPERATIONS)
                                                             THROUGH                                             SIX MONTHS ENDED
                                                           DECEMBER 31,          YEAR ENDED DECEMBER 31,             JUNE 30,
                                                          --------------  ------------------------------------   ----------------
                                                               1997         1998      1999     2000      2001      2001     2002
                                                          --------------  --------  -------   ------   -------   --------   -----
       Net (loss) income before benefit for
        deferred taxes......................  Under U.S.     (39,366)     (48,841)   15,847   37,603    103,618    78,151   34,374
                                              GAAP
Less:  Equity method in associate company...                      --           --       304      (19)       915        33       (4)
Add:   Dividends receivable to associate
        company.............................                      --           --        --       --         --        --       --
Less:  Minority interest to result
        before tax of companies non--pay
        interest ("only if it gain" ).......                      --           --        --       --         --        --       --

       Net (loss) Income Adjusted before tax
        under Continuing Operation..........  Under U.S.     (39,366)     (48,841)   15,543    37,622   102,703    78,118   34,378
                                              GAAP
Add:   Fixed charges........................                  39,991      107,993   114,298   122,328   103,949    51,954   50,232

Less:  Capital expenses.....................                      --           --        --        --        --        --       --
Less:  Dividends of preferents shares.......                      --           --        --        --        --        --       --

       Net (loss) Income Adjusted from
        Continuing Operation................  Under U.S.         625       59,152   129,841    159,950  206,652   130,072   84,610
                                              GAAP
       Ratio of earning to fixed charges....  Under U.S.         0.0          0.5       1.1        1.3      2.0       2.5      1.7
                                              GAAP
       Deficit in payment interest..........  Under U.S.      39,366       48,841         0          0        0         0        0
                                              GAAP

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